Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:10 PM 06/12/2007
FILED 02:10 PM 06/12/2007
SRV 070698427 — 4369777 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CVR PARTNERS, LP
     This Certificate of Limited Partnership, dated June 12, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is CVR Partners, LP.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
1209 Orange Street
Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partners. The name and the business address of the general partners are:
CVR GP, LLC
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
CVR Special GP, LLC
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
     EXECUTED as of the date written first above.

CVR GP, LLC
By:	/s/ E. Ramey Layne
E. Ramey Layne
Authorized Person

CVR Special GP, LLC
By:	/s/ E. Ramey Layne
E. Ramey Layne
Authorized Person